As filed with the Securities and Exchange Commission on February 27, 2026

Registration No. 333-283540

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLACKSTONE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-8875684 (I.R.S. Employer Identification No.)

345 Park Avenue

New York, New York 10154

Telephone: (212) 583-5000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John G. Finley

Chief Legal Officer

Blackstone Inc.

345 Park Avenue

New York, New York 10154

Telephone: (212) 583-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joshua Ford Bonnie

William R. Golden III

Simpson Thacher & Bartlett LLP

900 G Street NW

Washington, D.C. 20001

Telephone: (202) 636-5500

Facsimile: (202) 636-5502

Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number (if none write N/A)	Address, Including Zip Code, of Registrant’s Principal Executive Offices	Phone Number
Blackstone Holdings I L.P.	Delaware	26-0288589	345 Park Avenue, New York, New York 10154	212-583-5000

Blackstone Holdings AI L.P.	Delaware	47-5186314	345 Park Avenue, New York, New York 10154	212-583-5000

Blackstone Holdings II L.P.	Delaware	26-0288604	345 Park Avenue, New York, New York 10154	212-583-5000

Blackstone Holdings III L.P.	Québec	26-0450202	345 Park Avenue, New York, New York 10154	212-583-5000

Blackstone Holdings IV L.P.	Québec	26-0450259	345 Park Avenue, New York, New York 10154	212-583-5000

Blackstone Reg Finance Co. L.L.C.	Delaware	33-1441498	345 Park Avenue, New York, New York 10154	212-583-5000

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333- 283540) (the “Registration Statement”) is filed solely for the purpose of filing an exhibit to the Registration Statement as indicated by Part II of this Post-Effective Amendment No. 1. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, the base prospectus is omitted from this filing. This post-effective amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

II-1

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of the expenses (all of which are estimated) to be incurred by the registrant in connection with a distribution of the securities being registered hereby:

Amount to be paid
SEC Registration Fee	$	*
Legal Fees and Expenses		*	*
Accounting Fees and Expenses		*	*
Printing Fees		*	*
Rating Agency Fees		*	*
Miscellaneous		*	*

Total	$	*

*

The registrant is registering an indeterminate amount of securities under this registration statement and in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.

**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

ITEM 15	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware

Blackstone Inc.

Blackstone Inc. is incorporated under the laws of Delaware.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation, including a derivative action), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of an action by or in the right of the corporation, including any derivative action, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation. Section 145 also provides that a corporation may pay expenses incurred by its directors and officers and other parties in defending against any action, suit or proceeding in advance of the final disposition of the action, suit or proceeding, subject to, in the case of any current director or officer, the provision of an undertaking to repay the amounts advanced in the event it is determined such director or officer is not entitled to be indemnified. The statute provides that it is not exclusive of other indemnification or other rights that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Under our certificate of incorporation, in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts:

(a) the Series II Preferred Stockholder; (b) Blackstone Group Management L.L.C. (the “Former General Partner”) in its capacity as the former general partner of The Blackstone Group L.P. (our entity form prior to our conversion to a corporation on July 1, 2019); (c) any person who is or was a controlling affiliate of the Series II Preferred Stockholder or the Former General Partner; (d) any person who is or was a director or an officer of Blackstone Inc., the Series II Preferred Stockholder or the Former General Partner; (e) any person in clause (d) who is or was serving at the request of Blackstone Inc., the Series II Preferred Stockholder or the Former General Partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; provided that a person shall not be an indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; or (f) any person Blackstone Inc. in its sole discretion designates as an indemnitee. Under our certificate of incorporation, we are also required to advance the expenses incurred by such indemnitees in appearing at, participating in or defending any claim, demand, action, suit or proceeding prior to its final disposition upon (i) our receipt of an undertaking on behalf of the indemnitee to repay the amount if it is ultimately determined the indemnitee is not entitled to be indemnified and (ii) to the extent determined by our board of directors in its sole discretion to be necessary or advisable, our receipt of security or other assurances satisfactory to the board of directors in its sole discretion that the indemnitee will be able to repay such amount if it ultimately shall be determined that the indemnitee is not entitled to be indemnified as authorized.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, the Series II Preferred Stockholder will not be personally liable for, or have any obligation to contribute or loan any monies or property to us to enable us to effectuate, such indemnification. The indemnification of the persons described above shall be in addition to any other any indemnification such person is entitled to the extent applicable. We may purchase insurance against liabilities asserted against and expenses incurred by persons in connection with its activities, regardless of whether we would have the power to indemnify the person against liabilities under our certificate of incorporation.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision that limits or eliminates the liability of its directors and officers for monetary damages to the corporation and its stockholders for breach of fiduciary duty. However, no provision may limit or eliminate the liability of a director or officer for:

•	any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law by a director or officer;

•	any unlawful payment of dividends or unlawful stock repurchase or redemption;

•	any transaction from which the director or officer derived an improper personal benefit; or

•	in the case of an officer, any action by or in the right of the corporation (including any derivative claim) against the officer.

Our certificate of incorporation provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Section 145(g) of the DGCL authorizes a corporation to purchase and maintain insurance for its directors and officers and other persons. We currently maintain liability insurance for our directors and officers. Such insurance would be available to our directors and officers in accordance with its terms.

In any underwriting agreement we enter into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Blackstone Reg Finance Co. L.L.C.

Blackstone Reg Finance Co. L.L.C. is organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

The limited liability company agreement of Blackstone Reg Finance Co. L.L.C. provides that Blackstone Reg Finance Co. L.L.C. shall indemnify its members, officers and their respective affiliates and agents to the fullest extent permitted by applicable law for any loss, damage or claim incurred by such person, except in cases of bad faith or outside the scope of authority. Any indemnity shall be provided out of and to the extent of Blackstone Reg Finance Co. L.L.C.’s assets only.

In any underwriting agreement Blackstone Reg Finance Co. L.L.C. enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, Blackstone Reg Finance Co. L.L.C., its directors and officers, and persons who control the company within the meaning of the Securities Act against certain liabilities.

Blackstone Holdings I L.P., Blackstone Holdings AI L.P. and Blackstone Holdings II L.P.

Each of Blackstone Holdings I L.P., Blackstone Holdings AI L.P. and Blackstone Holdings II L.P. is organized under the laws of Delaware.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

The limited partnership agreements of each of Blackstone Holdings I L.P., Blackstone Holdings AI L.P. and Blackstone Holdings II L.P. provides that the partnership shall indemnify, to the fullest extent permitted by law, any person (and such person’s heirs, executors or administrators) who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the partnership or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person, or a person for whom such person was the legal representative, is or was the general partner or a director or officer of the general partner or the partnership or, while a director or officer of the general partner or the partnership, is or was serving at the request of the partnership as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, for and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person or such heirs, executors or administrators, except in cases of bad faith. The partnership must also pay expenses, to the fullest extent permitted by law, incurred in defending any proceeding in advance of its final disposition, upon (i) presentation of an undertaking on behalf of such indemnified person to repay such amount if it shall ultimately be determined that such indemnified person is not entitled to be indemnified and (ii) to the extent determined by the general partner in its sole discretion to be necessary or advisable, receipt by the partnership of security or other assurances satisfactory to the general partner in its sole discretion that such person will be able to repay such amount if it ultimately shall be determined that such person is not entitled to be indemnified.

In any underwriting agreement Blackstone Holdings I L.P. enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, Blackstone Holdings I L.P., its directors and officers, and persons who control the company within the meaning of the Securities Act against certain liabilities.

In any underwriting agreement Blackstone Holdings AI L.P. enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, Blackstone Holdings AI L.P., its directors and officers, and persons who control the company within the meaning of the Securities Act against certain liabilities.

In any underwriting agreement Blackstone Holdings II L.P. enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, Blackstone Holdings II L.P., its directors and officers, and persons who control the company within the meaning of the Securities Act against certain liabilities.

Québec

Blackstone Holdings III L.P. and Blackstone Holdings IV L.P.

Each of Blackstone Holdings III L.P. and Blackstone Holdings IV L.P. is formed and organized under the laws of the Province of Québec.

The Civil Code of Québec provides that a partner of a Québec limited partnership is entitled to recover the amount of the disbursements it has made on behalf of the partnership and to be indemnified for the obligations it has contracted or the losses it has suffered in acting for the partnership if it was in good faith. No provision of the Civil Code of Québec precludes a partnership from reimbursing its general partner for costs, charges and expenses actually incurred in the performance of its duties thereunder, including costs, charges expenses directly incurred for the benefit of the partnership and costs incurred by the general partner in compensating its directors, officers and employees. Such a provision would apply to costs of indemnification of directors, officers and employees incurred by the general partner, with respect to the conduct of the business and activities of the partnership.

The limited partnership agreements of each of Blackstone Holdings III L.P. and Blackstone Holdings IV L.P. provides that the partnership shall indemnify, to the fullest extent permitted by law, any person (and such person’s heirs, executors or administrators) who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the partnership or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person, or a person for whom such person was the legal representative, is or was the general partner or a director or officer of the general partner or the partnership or, while a director or officer of the general partner or the partnership, is or was serving at the request of the partnership as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, for and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person or such heirs, executors or administrators, except in cases of bad faith. The partnership must also pay expenses, to the fullest extent permitted by law, incurred in defending any proceeding in advance of its final disposition, upon (i) presentation of an undertaking on behalf of such indemnified person to repay such amount if it shall ultimately be determined that such indemnified person is not entitled to be indemnified and (ii) to the extent determined by the general partner in its sole discretion to be necessary or advisable, receipt by the partnership of security or other assurances satisfactory to the general partner in its sole discretion that such person will be able to repay such amount if it ultimately shall be determined that such person is not entitled to be indemnified.

In any underwriting agreement Blackstone Holdings III L.P. enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, Blackstone Holdings III L.P., its directors and officers, and persons who control the company within the meaning of the Securities Act against certain liabilities.

In any underwriting agreement Blackstone Holdings IV L.P. enters into in connection with the sale of the securities registered hereby, the underwriters may agree to indemnify, or contribute to, under certain conditions, Blackstone Holdings IV L.P., its directors and officers, and persons who control the company within the meaning of the Securities Act against certain liabilities.

ITEM 16	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Description

1.1**	Form of Underwriting Agreement for the securities registered hereby.

3.1*	Amended and Restated Certificate of Incorporation of Blackstone Inc. (incorporated herein by reference to Exhibit 3.1 to Blackstone Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 6, 2021).

3.2*	Amended and Restated Bylaws of Blackstone Inc. (incorporated herein by reference to Exhibit 3.2 to Blackstone Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 6, 2021).

3.3*	Fourth Amended and Restated Limited Partnership Agreement of Blackstone Holdings I L.P., dated as of May 7, 2021, by and among Blackstone Holdings I/II GP L.L.C. and the limited partners of Blackstone Holdings I L.P. party thereto (incorporated herein by reference to Exhibit 10.1 to Blackstone Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 7, 2021).

3.4*	Fourth Amended and Restated Limited Partnership Agreement of Blackstone Holdings AI L.P., dated as of May 7, 2021, by and among Blackstone Holdings I/II GP L.L.C. and the limited partners of Blackstone Holdings AI L.P. party thereto (incorporated herein by reference to Exhibit 10.5 to Blackstone Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 7, 2021).

3.5*	Fourth Amended and Restated Limited Partnership Agreement of Blackstone Holdings II L.P., dated as of May 7, 2021, by and among Blackstone Holdings I/II GP L.L.C. and the limited partners of Blackstone Holdings II L.P. party thereto (incorporated herein by reference to Exhibit 10.2 to Blackstone Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 7, 2021).

3.6*	Fifth Amended and Restated Limited Partnership Agreement of Blackstone Holdings III L.P., dated as of May 7, 2021, by and among Blackstone Holdings III GP L.P. and the limited partners of Blackstone Holdings III L.P. party thereto (incorporated herein by reference to Exhibit 10.3 to Blackstone Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 7, 2021).

3.7*	Fifth Amended and Restated Limited Partnership Agreement of Blackstone Holdings IV L.P., dated as of May 7, 2021, by and among Blackstone Holdings IV GP L.P. and the limited partners of Blackstone Holdings IV L.P. party thereto (incorporated herein by reference to Exhibit 10.4 to Blackstone Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 7, 2021).

3.8*	Limited Liability Company Agreement of Blackstone Reg Finance Co. L.L.C.

4.1**	Form of Preferred Stock Certificate.

4.2**	Form of Certificate of Designation of Preferred Stock.

4.3**	Form of Indenture dated among Blackstone Inc., Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and a trustee to be named later.

Exhibit Number	Description

4.4**	Form of Subordinated Indenture among Blackstone Inc., Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and a trustee to be named later.

4.5*	Form of Indenture among Blackstone Reg Finance Co. L.L.C., Blackstone Inc., Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.6*	Form of Subordinated Indenture among Blackstone Reg Finance Co. L.L.C., Blackstone Inc., Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.7**	Form of Debt Securities.

4.8**	Form of Depositary Share Agreement.

4.9**	Form of Depositary Certificate.

4.10**	Form of Warrant Agreement.

4.11**	Form of Warrant Certificate.

4.12**	Form of Purchase Contract Agreement.

4.13**	Form of Purchase Certificate.

4.14**	Form of Unit Agreement.

4.15**	Form of Unit Certificate.

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

5.2*	Opinion of Gowling WLG (Canada) LLP.

22.1*	List of Issuer and Guarantor Subsidiaries

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

23.3*	Consent of Gowling WLG (Canada) LLP (included as part of Exhibit 5.2).

24.1*	Power of Attorney (included on signature page of this Registration Statement).

25.1+	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of a trustee to be named later for the form of Indenture of Exhibit 4.5.

25.2+	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of a trustee to be named later for the form of Indenture of Exhibit 4.6.

25.3*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee for the form of Indenture of Exhibit 4.5.

25.4*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee for the form of Indenture of Exhibit 4.6.

107.1	Filing Fee Table.

*	Previously filed.
**	To be filed as an exhibit to a Current Report on Form 8-K or other document to be incorporated by reference herein or to a post-effective amendment hereto, if applicable.
+	To be filed as a 305B2 filing later if a trustee is to be named later.

ITEM 17	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on February 27, 2026.

Blackstone Inc.

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Vice Chairman and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933 this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Stephen A. Schwarzman	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	February 27, 2026

* Jonathan D. Gray	President, Chief Operating Officer and Director	February 27, 2026

/s/ Michael S. Chae Michael S. Chae	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	February 27, 2026

* David Payne	Chief Accounting Officer (Principal Accounting Officer)	February 27, 2026

* Joseph P. Baratta	Director	February 27, 2026

* James W. Breyer	Director	February 27, 2026

* Reginald J. Brown	Director	February 27, 2026

* Rochelle B. Lazarus	Director	February 27, 2026

* William G. Parrett	Director	February 27, 2026

* Ruth Porat	Director	February 27, 2026

* By:	/s/ Michael S. Chae
Michael S. Chae, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on February 27, 2026.

Blackstone Holdings I L.P.

By:	Blackstone Holdings I/II GP L.L.C., its general partner

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Vice Chairman and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933 this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Stephen A. Schwarzman	Chief Executive Officer and Chairman (Principal Executive Officer)	February 27, 2026

/s/ Michael S. Chae Michael S. Chae	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	February 27, 2026

* David Payne	Chief Accounting Officer (Principal Accounting Officer)	February 27, 2026

* By:	/s/ Michael S. Chae
Michael S. Chae, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on February 27, 2026.

Blackstone Holdings AI L.P.

By:	Blackstone Holdings I/II GP L.L.C., its general partner

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Vice Chairman and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933 this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Stephen A. Schwarzman	Chief Executive Officer and Chairman (Principal Executive Officer)	February 27, 2026

/s/ Michael S. Chae Michael S. Chae	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	February 27, 2026

* David Payne	Chief Accounting Officer (Principal Accounting Officer)	February 27, 2026

* By:	/s/ Michael S. Chae
Michael S. Chae, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on February 27, 2026.

Blackstone Holdings II L.P.

By:	Blackstone Holdings I/II GP L.L.C. its general partner

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Vice Chairman and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933 this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Stephen A. Schwarzman	Chief Executive Officer and Chairman (Principal Executive Officer)	February 27, 2026

/s/ Michael S. Chae Michael S. Chae	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	February 27, 2026

* David Payne	Chief Accounting Officer (Principal Accounting Officer)	February 27, 2026

* By:	/s/ Michael S. Chae
Michael S. Chae, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on February 27, 2026.

Blackstone Holdings III L.P.

By:	Blackstone Holdings III GP L.P. its general partner

By:	Blackstone Holdings III GP Management L.L.C., its general partner

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Vice Chairman and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933 this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Stephen A. Schwarzman	Chief Executive Officer and Chairman (Principal Executive Officer)	February 27, 2026

/s/ Michael S. Chae Michael S. Chae	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	February 27, 2026

* David Payne	Chief Accounting Officer (Principal Accounting Officer)	February 27, 2026

* By:	/s/ Michael S. Chae
Michael S. Chae, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on February 27, 2026.

Blackstone Holdings IV L.P.

By:	Blackstone Holdings IV GP L.P., its general partner

By:	Blackstone Holdings IV GP Management (Delaware) L.P., its general partner

By:	Blackstone Holdings IV GP Management L.L.C., its general partner

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Vice Chairman and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933 this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Stephen A. Schwarzman	Chief Executive Officer and Chairman (Principal Executive Officer)	February 27, 2026

/s/ Michael S. Chae Michael S. Chae	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	February 27, 2026

* David Payne	Chief Accounting Officer (Principal Accounting Officer)	February 27, 2026

* By:	/s/ Michael S. Chae
Michael S. Chae, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on February 27, 2026.

Blackstone Reg Finance Co. L.L.C.

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Vice Chairman and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933 this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Stephen A. Schwarzman	Chief Executive Officer and Chairman (Principal Executive Officer)	February 27, 2026

/s/ Michael S. Chae Michael S. Chae	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	February 27, 2026

* David Payne	Chief Accounting Officer (Principal Accounting Officer)	February 27, 2026

* By:	/s/ Michael S. Chae
Michael S. Chae, as Attorney-in-Fact